BLACKBERRY LIMITED. as Issuer, the Guarantors named herein, - and - BNY TRUST COMPANY OF CANADA as Trustee FIRST SUPPLEMENTAL INDENTURE Dated as of the 28th day of August , 2020 36990-2073 30118308.14

- 2 - TABLE OF CONTENTS ARTICLE 1 INTERPRETATION ............................................................................................. 5  1.1  Interpretation ............................................................................................................. 5  ARTICLE 2 AMENDMENT OF THE INDENTURE ............................................................. 5  2.1  Amendment to Section 3.7 of the Indenture ............................................................. 5  2.2  Amendment to Section 3.8 of the Indenture ............................................................. 6  2.3  Amendment to Section 3.9 of the Indenture ............................................................. 7  2.4  Amendment to Section 3.10 of the Indenture ........................................................... 7  2.5  Amendment to Section 3.11 of the Indenture ........................................................... 8  2.6  Amendment to Schedule 3.8 of the Indenture .......................................................... 8  ARTICLE 3 CONFIRMATION OF INDENTURE ................................................................. 9  3.1  Confirmation of Indenture ........................................................................................ 9  ARTICLE 4 ACCEPTANCE OF TRUST BY TRUSTEE ...................................................... 9  4.1  Acceptance of Trust .................................................................................................. 9  ARTICLE 5 EXECUTION ....................................................................................................... 10  5.1  Formal Date and Effective Date ............................................................................. 10  5.2  Governing Law ....................................................................................................... 10  36990-2073 30118308.14

BLACKBERRY LIMITED SUPPLEMENTAL INDENTURE THIS SUPPLEMENTAL INDENTURE dated as of the 28th day of August, 2020. BETWEEN: BLACKBERRY LIMITED, a corporation governed by the laws of Ontario; (the “Issuer”) - and - BLACKBERRY CORPORATION, a corporation governed by the laws of Delaware; - and - BLACKBERRY UK LIMITED, a corporation governed by the laws of England and Wales; (“BlackBerry UK”) - and - BLACKBERRY SINGAPORE PTE. LIMITED, a corporation governed by the laws of Singapore; - and – GOOD TECHNOLOGY CORPORATION, a corporation governed by the laws of Delaware; (“Good Technology”) - and – QNX SOFTWARE SYSTEMS LIMITED, a corporation governed by the laws of Ontario; (“QNX”, and collectively with BlackBerry Corporation, BlackBerry UK Limited, BlackBerry Singapore Pte. Limited, Good Technology Corporation and QNX Software Systems Limited, the “Guarantors”) - and - 3 36990-2073 30118308.14

BNY TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada. (the “Trustee”) WHEREAS by a trust indenture dated as of September 7, 2016 between the Issuer, the Guarantors, and the Trustee (the “Indenture”) provision was made for the creation and issuance of $605,000,000 aggregate principal amount of convertible unsecured debentures with the designation of “3.75% Convertible Unsecured Debentures due November 13, 2020” (the “Debentures”), issuable only upon the terms and subject to the conditions therein provided; AND WHEREAS Section 17.2 of the Indenture provides that the Issuer and the Trustee may, with the approval of the Holders by Extraordinary Resolution amend or supplement the Indenture as provided therein and waive Events of Default; AND WHEREAS the Issuer and the Trustee wish to amend Sections 3.7, 3.8, 3.9, 3.10 and 3.11 of the Indenture in order to provide for optional redemption of the Debentures; AND WHEREAS the Issuer and the Trustee wish to amend Schedule 3.8 of the Indenture in order to provide for a redemption notice to Holders; AND WHEREAS pursuant to an Extraordinary Resolution the Holders have authorized and directed the Trustee to enter into this Supplemental Indenture; AND WHEREAS it is a condition of the entry into any such supplemental indenture in accordance with Section 17.3 of the Indenture that, in the Opinion of Counsel, the execution of the First Supplemental Indenture is authorized or permitted by the Indenture, is not inconsistent therewith, is a valid and binding obligation of the Issuer, enforceable in accordance with its terms, subject to enforceability being limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor’s rights generally and equitable remedies including the remedies of specific performance and injunction being granted only in the discretion of a court of competent jurisdiction and, in connection with the First Supplemental Indenture executed pursuant to Section 17.3 of the Indenture, that the requisite consents of the Holders have been validly obtained in accordance with Section 17.2 of the Indenture, and that the First Supplemental Indenture complies, if necessary, with Section 17.6; AND WHEREAS the Issuer and the Trustee have been provided with an opinion of Counsel satisfactory to them and such other evidence of compliance required by the Indenture, including Sections 14.8 and 17.3 thereof, so as to permit their execution of this supplemental indenture in respect of the subject matter hereof; AND WHEREAS this supplemental indenture is executed pursuant to all necessary authorization and resolutions of the Issuer to establish the terms, provisions and conditions hereof; 4 36990-2073 30118308.14

AND WHEREAS this supplemental indenture is hereinafter sometimes referred to as the “First Supplemental Indenture” and, upon its execution and delivery, is intended to become effective. NOW THEREFORE THIS INDENTURE WITNESSES that in consideration of the premises, the covenants and agreements herein contained, the parties hereto agree as follows: ARTICLE 1 INTERPRETATION 1.1 Interpretation This First Supplemental Indenture is supplemental to the Indenture and shall be read in conjunction therewith. Except only insofar as the Indenture may be inconsistent with the express provisions of this First Supplemental Indenture, in which case the terms of this First Supplemental Indenture shall govern and supersede those contained in the Indenture, this First Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Indenture and this First Supplemental Indenture were contained in one instrument. The expressions used in this First Supplemental Indenture, including the recitals hereto, which are defined in the Indenture shall, except as otherwise provided herein, have the respective meanings ascribed to them in the Indenture. The terms “this First Supplemental Indenture” and similar expressions refer to this First Supplemental Indenture and not to any particular Article, Section, Subsection or other portion hereof, and include any and every instrument supplementary or ancillary hereto. Unless otherwise stated, any reference in this First Supplemental Indenture to an Article, Section or Schedule shall be interpreted as a reference to the stated Article, Section of or Schedule to, this First Supplemental Indenture. The division of this First Supplemental Indenture into Articles, Sections, Subsections and other portions thereof and the insertion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this First Supplemental Indenture or the Indenture, as supplemented hereby. ARTICLE 2 AMENDMENT OF THE INDENTURE 2.1 Amendment to Section 3.7 of the Indenture The following is added as a new Section 3.7 of the Indenture: “Optional Redemption of Debentures (a) The Issuer may at its option on or before September 1, 2020, redeem all, but not less than all, of the Debentures on not less than five (5) Business Days’ prior notice to the Holders for cash at a redemption price of 101.6854508% of the principal amount of the Debentures to be redeemed in full settlement of all of the Issuer’s obligations under the 5 36990-2073 30118308.14

Debentures, including all amounts in respect of principal and interest, and no additional amounts will be payable. This redemption right shall not prejudice the right of Holders to convert Debentures to Common Shares at any time up to and including the Business Day prior to the Redemption Date. (b) Concurrently with providing a Redemption Notice, the Issuer shall provide the Trustee with an Officer’s Certificate setting forth the details of any redemption contemplated by this Section 3.7 (including the eligibility and interest calculations, if necessary) which the Trustee may rely upon without any independent obligation to verify the accuracy of information set out therein. Notwithstanding Sections 3.8, 3.9, 3.10 and any other provision of this Indenture, the Issuer may determine not to complete the redemption of Debentures pursuant to this Section 3.7(a) and may revoke the related Redemption Notice if the Issuer has not, concurrent with or prior to the redemption, issued and received payment for at least US$535,000,000 aggregate principal amount of convertible unsecured debentures, on terms satisfactory to the Issuer in its sole discretion, so that the Holders of such Debentures shall have effectively exchanged such Debentures for a like principal amount of newly issued convertible unsecured debentures. In such event, and notwithstanding the provisions of Sections 3.8, 3.9, 3.10 and any other provision of this Indenture, the Maturity Date of the Debentures shall not be the stated Redemption Date and the term of the Debentures shall continue as if such Redemption Notice had not been issued. Notwithstanding Section 3.10, payment for Debentures called for redemption pursuant to this Section 3.7(a) is not required to be deposited with the Trustee one Business Day prior to the Redemption Date to the extent that any holder thereof has otherwise directed to the Issuer and Trustee in writing.” 2.2 Amendment to Section 3.8 of the Indenture The following is added as a new Section 3.8 of the Indenture: “Notice of Redemption Notice of redemption of the Debentures (the “Redemption Notice”) shall be given by the Issuer to the Trustee and Holders in the form set forth in Schedule 3.8 hereof and in the manner provided in sections 16.2 and 16.3 Such notice shall include the repurchase price per Debenture (the “Redemption Amount”), the Redemption Date, the places of payment, a statement as to the right of the Holders to convert such Debentures as provided in Article 5, that interest upon the principal amount of Debentures called for redemption shall 6 36990-2073 30118308.14 cease to be payable from and after the Redemption Date provided that the Issuer has deposited the aggregate Redemption Amount with the Trustee in accordance with section 3.10, and that the Debentures are to be purchased by the Issuer pursuant to the applicable provisions of the Debentures and the Indenture. If the Debentures are Book-Entry Only Debentures, the Redemption Notice must comply with the Book-Based System. Subject to Section 3.7, any Redemption Notice shall be binding and irrevocable and, upon the giving of such notice the Maturity Date of the Debentures will be deemed to be the stated Redemption Date.” 2.3 Amendment to Section 3.9 of the Indenture The following is added as a new Section 3.9 of the Indenture: “Debentures Due on Redemption Date Upon a Redemption Notice being given in accordance with section 3.8, the Redemption Amount shall be and become due and payable on the Redemption Date specified in such Redemption Notice and with the same effect as if it were the Maturity Date of such Debentures, the provisions hereof or of any such Debentures notwithstanding, and, from and after such Redemption Date and the deposit of the aggregate Redemption Amount with the Trustee in accordance with section 3.10, interest shall cease and the Debentures shall cease to be Outstanding, whether or not any such Debenture is delivered to the Trustee. Thereafter, all other rights of the Holder will terminate, other than the right to receive the Redemption Amount payable in respect of such Debentures upon presentation for surrender of such Debentures at any of the places specified in section 3.8 on or after the Redemption Date.” 2.4 Amendment to Section 3.10 of the Indenture The following is added as a new Section 3.10 of the Indenture: “Deposit of Redemption Moneys Upon the Debentures being called for redemption for cash as provided for in section 3.8, the Issuer shall deposit with the Trustee or for the account of the Trustee, one (1) Business Day prior to the Redemption Date specified in the Redemption Notice, such sums as are sufficient to pay the aggregate Redemption Amount of the Debentures. From the sums so deposited, the Trustee shall pay or cause to be paid to the Holders, upon surrender of the Debentures, the Redemption Amount thereof together with all accrued and unpaid interest payable.” 7 36990-2073 30118308.14

2.5 Amendment to Section 3.11 of the Indenture The following is added as a new Section 3.11 of the Indenture: “Payment and Surrender of Debentures The Redemption Amount will be payable promptly following presentation and surrender of the Debentures called for redemption, together with necessary endorsements, at the Corporate Trust Office or at any other places specified in the Redemption Notice on or after the Redemption Date.” 2.6 Amendment to Schedule 3.8 of the Indenture The following is added as a new Schedule 3.8 of the Indenture: “SCHEDULE 3.8 FORM OF REDEMPTION NOTICE [] CUSIP [] 3.75% CONVERTIBLE UNSECURED DEBENTURES DUE NOVEMBER 13, 2020 REDEMPTION NOTICE To: Holders of 3.75% Convertible Unsecured Debentures due November 13, 2020 (the “Debentures”) of BlackBerry Limited (“BlackBerry”)  (the “Issuer”) AND TO: BNY Trust Company of Canada (the “Trustee”) Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated. Notice is hereby given pursuant to section 3.8 of the Indenture dated as of September 7, 2016 (the “Indenture”) made between the Issuer, the Guarantors and BNY Trust Company of Canada as trustee (the “Trustee”), that $<*> principal amount of Debentures outstanding will be redeemed as of <*> (the “Redemption Date”), upon payment of a redemption price of 101.6854508% of the principal amount of the Debentures to be redeemed (the “Redemption Amount”). 8 36990-2073 30118308.14

The Redemption Amount will be payable upon presentation and surrender of the Debentures presented for redemption at the following corporate trust office: BNY Trust Company of Canada 1 York Street, 6th Floor Toronto, Ontario M5J 0B6 Attention: Corporate Trust Administration Facsimile: (416) 360-1711 Email: csmtoronto@bnymellon.com The interest upon the principal amount of Debentures presented for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Amount shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date. Holders are reminded that a Permitted Conversion Period has been triggered and they have the right to convert their Debentures pursuant to Article 5 of the Indenture prior to the close of business on the third Business Day immediately preceding the Redemption Date by duly completing the Conversion Notice and delivering same at the place of business of the Trustee indicated above.” ARTICLE 3 CONFIRMATION OF INDENTURE 3.1 Confirmation of Indenture The Indenture, as supplemented by this First Supplemental Indenture, shall be and continue in full force and effect and is hereby confirmed. ARTICLE 4 ACCEPTANCE OF TRUST BY TRUSTEE 4.1 Acceptance of Trust The Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided and agrees to perform the same upon the terms and conditions contained herein. 9 36990-2073 30118308.14

ARTICLE 5 EXECUTION 5.1 Formal Date and Effective Date For the purposes of convenience, this First Supplemental Indenture may be referred to as bearing a formal date of August 28, 2020, irrespective of the actual date of execution hereof, and shall have the same effective date. 5.2 Counterparts This First Supplement Indenture may be signed by electronic signature and in any number of counterparts, each of which so executed shall be deemed to be an original and of the same legal effect, validity and enforceability as a manually executed signature, but all such counterparts shall together constitute one and the same First Supplement Indenture. Delivery of an executed signature page to this First Supplemental Indenture by any person by electronic transmission shall be as effective as delivery of a manually executed copy of this Indenture by such person. 5.3 Governing Law This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. [The remainder of this page intentionally left blank] 10 36990-2073 30118308.14

IN WITNESS OF WHICH this First Supplemental Indenture has been duly executed. BNY TRUST COMPANY OF CANADA, as Trustee By: /s/ Bhawna Dhayal Name: Bhawna Dhayal Title: Vice-President By: Name: Title: BLACKBERRY CORPORATION By: /s/ Steve Rai Name: Steve Rai Title: Treasurer BLACKBERRY UK LIMITED By: /s/ Satwinder (Steve) Rai Name: Satwinder (Steve) Rai Title: Authorized Signing Officer GOOD TECHNOLOGY CORPORATION By: /s/ Steve Rai Name: Steve Rai Title: Treasurer [Signature Page to First Supplemental Indenture] 36990-2073 30118308.14

QNX SOFTWARE SYSTEMS LIMITED By: /s/ Steve Rai Name: Steve Rai Title: Vice President BLACKBERRY SINGAPORE PTE. LIMITED By: /s/ Satwinder (Steve) Rai Name: Satwinder (Steve) Rai Title: Authorized Signing Officer BLACKBERRY LIMITED By: /s/ Steve Rai Name: Steve Rai Title: Chief Financial Officer [Signature Page to First Supplemental Indenture] 36990-2073 30118308.14